                                                                   Exhibit 11.2

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (in thousands, except per share amounts)

                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,
                                            1996          1995
                                           -------       ------
Primary earnings
  Net Income                               $11,287       $7,155
                                           =======       ======
Shares
  Weighted average number of common
    shares outstanding                       4,861        4,747
  Assuming conversion of options issued
    and outstanding                            212          118
                                           -------       ------
  Weighted average number of common
    shares outstanding as adjusted           5,073        4,865
                                           =======       ======

Primary earnings per common share            $2.23        $1.47
                                           =======       ======

Fully diluted earnings<F*>
  Net Income                               $11,287       $7,155
                                           =======       ======

Shares
  Weighted average number of common
    shares outstanding                       4,861        4,747
  Assuming conversion of options issued
    and outstanding                            231          137
                                           -------       ------
  Weighted average number of common
    shares outstanding as adjusted           5,092        4,884
                                           =======       ======

Fully diluted earnings per common share      $2.22        $1.47
                                           =======       ======



<F*>This calculation is submitted in accordance with Securities
Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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